FOR IMMEDIATE RELEASE	Wednesday, November 9, 2022

TEGNA Inc. Reports Third Quarter 2022 Results

Achieves third quarter record total company revenue, subscription revenue, net income, and Adjusted EBITDA

On track to complete proposed acquisition by an affiliate of Standard General in the second half of 2022, subject to regulatory approvals and customary closing conditions

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2022.

THIRD QUARTER FINANCIAL HIGHLIGHTS:

•Total company revenue was a third quarter record of $803 million, up six percent year-over-year, driven by strong growth in political revenue despite advertising and marketing services (“AMS”) revenue declines as a result of political displacement, absence of last year’s summer Olympics, and macroeconomic headwinds.
–Total company revenue was up nine percent from the third quarter of 2020 driven by record third quarter subscription revenue and growth in AMS revenue fueled by Premion, partially offset by reduced political revenue.

•Subscription revenue was a third quarter record of $377 million, up two percent year-over-year, driven by rate increases and partially offset by subscriber declines.

•AMS revenue was $321 million in the third quarter, down 12 percent year-over-year due to the absence of summer Olympics across our large NBC portfolio from third quarter last year, displacement driven by our strong political revenue in the quarter, and macroeconomic headwinds.
–Compared to 2020, third quarter AMS revenue was up seven percent driven by strong growth in advertising categories, including entertainment, services, home improvement, travel and tourism, partially offset by continued softness in auto and insurance in this two-year comparison.

•Political revenue was $93 million, up 28 percent from 2018, the last non-presidential election year, on a pro forma basis1.

•TEGNA achieved record third quarter net income of $146 million on a GAAP basis, or $147 million on a non-GAAP basis.

[1] “Pro forma” reflects our 2019 acquisitions of certain television stations divested by Gray, Dispatch, Nexstar and Tribune as if they had been completed on January 1, 2018

•Total company Adjusted EBITDA2 was a third quarter record of $266 million, representing an increase of nine percent compared to the third quarter of 2021.
–Third quarter Adjusted EBITDA was up three percent compared to the third quarter of 2020 reflecting growth in subscription and AMS revenues, partially offset by reduced political revenue due to the absence of presidential ad spending.

•GAAP operating expenses were $571 million, up five percent year-over-year, and non-GAAP operating expenses were $567 million, up four percent year-over-year, with the increases predominantly driven by investments in Premion’s growth and programming costs.
–Non-GAAP expenses less Premion costs increased two percent from the third quarter of 2021, driven primarily by programming expenses.
–Non-GAAP operating expenses less programming and Premion costs were down two percent compared to the third quarter of 2021.

•GAAP and non-GAAP operating income totaled $232 million and $236 million, respectively.

•Interest expense decreased to $43 million compared to $46 million in the third quarter of 2021 due to lower average debt, partially offset by a higher average interest rate.

•GAAP and non-GAAP earnings per diluted share were both $0.65 in the third quarter of 2022.

•Free cash flow3 was $148 million for the quarter.
–For the trailing two-year period ending September 30, 2022, free cash flow as a percentage of revenue was 22.6 percent.

•The Company ended the quarter with total debt of $3.1 billion and net leverage of 2.53x.

•Total cash at the end of the quarter was $377 million.

TRANSACTION OVERVIEW

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced4 that TEGNA and an affiliate of Standard General entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. TEGNA stockholders voted to approve the transaction5 at the special meeting of stockholders held on May 17, 2022. The closing of the transaction, which is still expected to occur in the second half of 2022, is subject to regulatory approvals and other customary closing conditions.

As a result of the pending transaction and as previously announced, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction, but has suspended share repurchases under our previously announced share repurchase program.

2 A non-GAAP measure detailed in Table 3
3 A non-GAAP measure detailed in Table 5
[4] https://investors.tegna.com/news-releases/news-release-details/tegna-be-acquired-standard-general-2400-share
[5] https://investors.tegna.com/static-files/72b77106-6f08-4145-afbe-64f57a4dbc8b

RECENT CONTENT, PROGRAMMING AND ESG UPDATES

•Continued Momentum on 2025 Diversity, Equity, and Inclusion Goals – TEGNA continued to make progress on our stated 2025 DE&I goals to improve Black, Indigenous and People of Color (BIPOC) representation across TEGNA’s content teams, content leadership and company leadership, enabling us to better reflect the communities we serve. From the launch of our goals in Q1 2021 through September 2022, BIPOC representation grew from 27% to 32% in content teams, from 17% to 23% in content leadership and from 16% to 20% in company leadership.

•TEGNA Reached Comprehensive, Multi-Year Affiliation Agreement Renewals with Two Big Four Networks – During the quarter, TEGNA and CBS Corporation reached a comprehensive multi-year deal that renews station affiliation agreements for 15 TEGNA markets nationwide, including Washington, D.C., Houston, Tampa, and San Diego. These CBS markets cover approximately 30 percent of TEGNA households. TEGNA and FOX Corporation also reached a multi-year deal that took effect in the third quarter that renews station affiliations for six TEGNA stations, including Hartford and Harrisburg. These FOX markets cover approximately six percent of TEGNA households.

•Premion Received TAG Brand Safety Certified Seal – Premion recently achieved the TAG Brand Safety Certified Seal from the Trustworthy Accountability Group (TAG). Created by the American Association of Advertising Agencies (4A’s), Association of National Advertisers (ANA) and Interactive Advertising Bureau (IAB), TAG is the leading global certification program fighting criminal activity, increasing trust and promoting brand safety in the digital advertising industry. In 2020, Premion earned the TAG Certified Against Fraud Seal6.

•Stations’ Live, Local and Always On Streaming Apps and Channels Top 1 Billion Minutes of Watch Time – TEGNA stations’ new over-the-top (OTT) streaming apps and 24-7 streaming channels available on Roku and Fire TV reached 1 billion minutes of watch time year-to-date through the end of the third quarter. Stations’ apps feature live local news, newscast replays, extended live coverage, weather and station specials and investigations.

•VERIFY Sees Continued Growth in Video Views and Followers – VERIFY, TEGNA’s national brand that combats disinformation, saw video views grow by 104 percent on VerifyThis.com and more than 74 percent on YouTube compared to the second quarter. VERIFY’s weekly show on stations’ OTT apps topped 1.6 million minutes watched. VERIFY now has more than 340,000 followers across its various dedicated channels, including more than 100,000 on TikTok. Across platforms, viewers searched for trusted and accurate information surrounding their finances, including news about the economy, student loans and social security.

•TEGNA Stations in Tampa and Jacksonville Provided Lifesaving Information on Hurricane Ian – WTSP in Tampa and First Coast News in Jacksonville provided critical Hurricane Ian information to on-air viewers and digital users, including on YouTube and station streaming apps. From September 25-October 2, more than 2.2 million people visited WTSP’s and First Coast News’ digital platforms to seek information about the storm. On these stations’ YouTube channels, there were a combined 18.4 million video plays. On these stations’ streaming apps, in Tampa, there were 1.3 million minutes watched and, at First Coast News, more than 900,000 minutes.

[6] https://premion.com/news/premion-achieves-trustworthy-accountability-group-tag-certified-against-fraud-seal/

•Locked On’s Audience Rises to 20 Million Per Month – For the first time, Locked On Podcast Network’s monthly audience of audio downloads and video views is now more than 20 million per month. The network achieved that threshold in September, more than doubling its monthly audience year-over-year. While the network’s audience has grown dramatically across every major sport covered by its lineup of daily audio and video podcasts, including NFL, NBA, NCAA, MLB, and NHL teams, growth for college podcasts (242%) and hockey podcasts (190%) year-to-date through September are leading the way.

•TEGNA Stations Received Six National Edward R. Murrow Awards for Excellence in Broadcast Journalism – KUSA in Denver, KARE in Minneapolis, WFAA in Dallas, KREM in Spokane, and News Center Maine received prestigious National Edward R. Murrow Awards for their impactful work, including awards for Overall Excellence in Large Market Television for KUSA and Hard News, Large Market and Excellence in Writing for KARE. (Press release7)

[7] https://www.tegna.com/tegna-stations-receive-six-national-edward-r-murrow-awards/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q, including the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction could make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, and (11) changes resulting from the COVID-19 pandemic (including the effect of COVID-19 on the Company’s revenues, particularly its nonpolitical advertising revenues), which could exacerbate any of the risks described above. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Sept. 30,
	2022	2021	% Increase (Decrease)

Revenues	$803,111	$756,487	6.2

Operating expenses:
Cost of revenues	428,891	399,751	7.3
Business units - Selling, general and administrative expenses	98,582	100,425	(1.8)
Corporate - General and administrative expenses	13,367	11,891	12.4
Depreciation	15,219	16,792	(9.4)
Amortization of intangible assets	14,953	15,774	(5.2)
Spectrum repacking reimbursements and other, net	(159)	504	***
Total	570,853	545,137	4.7
Operating income	232,258	211,350	9.9

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(178)	(1,790)	(90.1)
Interest expense	(43,406)	(46,477)	(6.6)
Other non-operating items, net	1,310	2,486	(47.3)
Total	(42,274)	(45,781)	(7.7)

Income before income taxes	189,984	165,569	14.7
Provision for income taxes	43,827	36,870	18.9
Net income	146,157	128,699	13.6
Net income attributable to redeemable noncontrolling interest	(92)	(419)	(78.0)
Net income attributable to TEGNA Inc.	$146,065	$128,280	13.9

Earnings per share:
Basic	$0.65	$0.58	12.1
Diluted	$0.65	$0.58	12.1

Weighted average number of common shares outstanding:
Basic shares	223,968	221,805	1.0
Diluted shares	224,921	222,799	1.0

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended Sept. 30,
	2022	2021	% Increase (Decrease)

Revenues	$2,362,115	$2,216,446	6.6

Operating expenses:
Cost of revenues	1,260,576	1,191,561	5.8
Business units - Selling, general and administrative expenses	300,136	286,700	4.7
Corporate - General and administrative expenses	48,299	51,944	(7.0)
Depreciation	46,058	48,526	(5.1)
Amortization of intangible assets	44,952	47,307	(5.0)
Spectrum repacking reimbursements and other, net	(322)	(2,394)	(86.5)
Total	1,699,699	1,623,644	4.7
Operating income	662,416	592,802	11.7

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(4,225)	(5,716)	(26.1)
Interest expense	(129,976)	(139,571)	(6.9)
Other non-operating items, net	16,764	4,340	***
Total	(117,437)	(140,947)	(16.7)

Income before income taxes	544,979	451,855	20.6
Provision for income taxes	132,595	103,470	28.1
Net income	412,384	348,385	18.4
Net income attributable to redeemable noncontrolling interest	(516)	(861)	(40.1)
Net income attributable to TEGNA Inc.	$411,868	$347,524	18.5

Earnings per share:
Basic	$1.84	$1.57	17.2
Diluted	$1.83	$1.56	17.3

Weighted average number of common shares outstanding:
Basic shares	223,456	221,314	1.0
Diluted shares	224,221	222,172	0.9

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, M&A-related costs, advisory fees related to activism defense, certain non-operating items such as a gain on an available for sale investment, and a valuation gain from an investment and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment, a partial capital loss valuation allowance release, and deferred tax benefits related to state tax planning strategies.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A-related costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments (5) reimbursements from spectrum repacking, and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Sept. 30, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$13,367	$(3,701)	$—	$—	$9,666
Spectrum repacking reimbursements and other, net	(159)	—	159	—	—
Operating expenses	570,853	(3,701)	159	—	567,311
Operating income	232,258	3,701	(159)	—	235,800
Income before income taxes	189,984	3,701	(159)	—	193,526
Provision for income taxes	43,827	47	(37)	2,588	46,425
Net income attributable to TEGNA Inc.	146,065	3,654	(122)	(2,588)	147,009
Earnings per share-diluted (a)	$0.65	$0.02	$—	$(0.01)	$0.65

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Sept. 30, 2021	GAAP measure	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Spectrum repacking reimbursements and other, net	$504	$(504)	$—	$—	$—
Operating expenses	545,137	(504)	—	—	544,633
Operating income	211,350	504	—	—	211,854
Other non-operating items, net	2,486	—	(1,941)	—	545
Income before income taxes	165,569	504	(1,941)	—	164,132
Provision for income taxes	36,870	115	(502)	4,347	40,830
Net income attributable to TEGNA Inc.	128,280	389	(1,439)	(4,347)	122,883
Earnings per share-diluted	$0.58	$—	$(0.01)	$(0.02)	$0.55

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Nine months ended Sept. 30, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$48,299	$(18,147)	$—	$—	$—	$30,152
Spectrum repacking reimbursements and other, net	(322)	—	322	—	—	—
Operating expenses	1,699,699	(18,147)	322	—	—	1,681,874
Operating income	662,416	18,147	(322)	—	—	680,241
Other non-operating items, net	16,764	—	—	(18,308)	—	(1,544)
Total non-operating expenses	(117,437)	—	—	(18,308)	—	(135,745)
Income before income taxes	544,979	18,147	(322)	(18,308)	—	544,496
Provision for income taxes	132,595	85	(78)	168	(4,529)	128,241
Net income attributable to TEGNA Inc.	411,868	18,062	(244)	(18,476)	4,529	415,739
Earnings per share-diluted	$1.83	$0.08	$—	$(0.08)	$0.02	$1.85

		Special Items
Nine months ended Sept. 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$51,944	$(16,611)	$—	$—	$—	$35,333
Spectrum repacking reimbursements and other, net	(2,394)	—	2,394	—	—	—
Operating expenses	1,623,644	(16,611)	2,394	—	—	1,609,427
Operating income	592,802	16,611	(2,394)	—	—	607,019
Equity income (loss) in unconsolidated investments, net	(5,716)	—	—	—	—	(5,716)
Other non-operating items, net	4,340	—	—	(1,941)	—	2,399
Total non-operating expenses	(140,947)	—	—	(1,941)	—	(142,888)
Income before income taxes	451,855	16,611	(2,394)	(1,941)	—	464,131
Provision for income taxes	103,470	4,291	(626)	(502)	7,144	113,777
Net income attributable to TEGNA Inc.	347,524	12,320	(1,768)	(1,439)	(7,144)	349,493
Earnings per share-diluted	$1.56	$0.06	$(0.01)	$(0.01)	$(0.03)	$1.57

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$146,065	$128,280	$132,219
Plus: Net income attributable to redeemable noncontrolling interest	92	419	51
Plus: Provision for income taxes	43,827	36,870	41,967
Plus: Interest expense	43,406	46,477	51,896
Plus: Equity loss in unconsolidated investments, net	178	1,790	2,529
Less: Other non-operating items, net	(1,310)	(2,486)	(961)
Operating income (GAAP basis)	232,258	211,350	227,701
Plus: Workforce restructuring expense	—	—	1,021
Plus: M&A-related costs	3,701	—	—
Less (Plus): Spectrum repacking reimbursements and other, net	(159)	504	(2,902)
Adjusted operating income (non-GAAP basis)	235,800	211,854	225,820
Plus: Depreciation	15,219	16,792	16,086
Plus: Amortization of intangible assets	14,953	15,774	17,113
Adjusted EBITDA (non-GAAP basis)	$265,972	$244,420	$259,019
Corporate - General and administrative expense (non-GAAP basis)	9,666	11,891	11,209
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$275,638	$256,311	$270,228

	Nine months ended Sept. 30,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$411,868	$347,524	$238,474
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	516	861	(433)
Plus: Provision for income taxes	132,595	103,470	69,699
Plus: Interest expense	129,976	139,571	160,733
Plus (Less): Equity loss (income) in unconsolidated investments, net	4,225	5,716	(8,407)
(Less) Plus: Other non-operating items, net	(16,764)	(4,340)	17,270
Operating income (GAAP basis)	662,416	592,802	477,336
Plus: Workforce restructuring expense	—	—	1,021
Plus: M&A and acquisition-related costs	18,147	—	4,588
Plus: Advisory fees related to activism defense	—	16,611	23,087
Less: Spectrum repacking reimbursements and other, net	(322)	(2,394)	(10,533)
Adjusted operating income (non-GAAP basis)	680,241	607,019	495,499
Plus: Depreciation	46,058	48,526	49,697
Plus: Amortization of intangible assets	44,952	47,307	50,577
Adjusted EBITDA (non-GAAP basis)	$771,251	$702,852	$595,773
Corporate - General and administrative expense (non-GAAP basis)	30,152	35,333	33,560
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$801,403	$738,185	$629,333

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Sept. 30,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$377,368	$368,672	2.4	$316,677	19.2
Advertising and Marketing Services	320,764	364,234	(11.9)	298,605	7.4
Political	92,904	15,010	***	116,494	(20.2)
Other	12,075	8,571	40.9	6,613	82.6
Total revenues	$803,111	$756,487	6.2	$738,389	8.8

Adjusted EBITDA	$265,972	$244,420	8.8	$259,019	2.7
Adjusted EBITDA Margin	33.1%	32.3%		35.1%

	Nine months ended Sept. 30,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$1,158,101	$1,130,490	2.4	$972,954	19.0
Advertising and Marketing Services	1,010,490	1,027,957	(1.7)	822,841	22.8
Political	161,727	34,019	***	181,425	(10.9)
Other	31,797	23,980	32.6	22,985	38.3
Total revenues	$2,362,115	$2,216,446	6.6	$2,000,205	18.1

Adjusted EBITDA	$771,251	$702,852	9.7	$595,773	29.5
Adjusted EBITDA Margin	32.7%	31.7%		29.8%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2022	2021	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$146,065	$128,280	13.9
Plus: Provision for income taxes	43,827	36,870	18.9
Plus: Interest expense	43,406	46,477	(6.6)
Plus: M&A-related costs	3,701	—	***
Plus: Depreciation	15,219	16,792	(9.4)
Plus: Amortization	14,953	15,774	(5.2)
Plus: Stock-based compensation	6,416	6,965	(7.9)
Plus: Company stock 401(k) contribution	4,415	4,191	5.3
Plus: Syndicated programming amortization	17,944	17,706	1.3
Plus: Cash dividend from equity investments for return on capital	—	894	***
Plus: Cash reimbursements from spectrum repacking	159	592	(73.1)
Plus: Net income attributable to redeemable noncontrolling interest	92	419	(78.0)
Plus: Equity loss in unconsolidated investments, net	178	1,790	(90.1)
Plus: Reimbursement from company-owned life insurance policies	—	530	***
Less: Other non-operating items, net	(1,310)	(2,486)	(47.3)
Less: Income tax payments	(44,291)	(29,001)	52.7
(Less) Plus: Spectrum repacking reimbursements and other, net	(159)	504	***
Less: Syndicated programming payments	(14,801)	(18,669)	(20.7)
Less: Pension contributions	(1,052)	(3,532)	(70.2)
Less: Interest payments	(73,932)	(74,802)	(1.2)
Less: Purchases of property and equipment	(12,433)	(11,797)	5.4
Free cash flow (non-GAAP basis)	$148,397	$137,497	7.9

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Sept. 30, 2022

Net income attributable to TEGNA Inc. (GAAP basis)	$1,133,127
Plus: Provision for income taxes	352,670
Plus: Interest expense	365,187
Plus: M&A-related costs	21,885
Plus: Depreciation	128,082
Plus: Amortization	125,076
Plus: Stock-based compensation	62,868
Plus: Company stock 401(k) contribution	34,932
Plus: Syndicated programming amortization	142,980
Plus: Advisory fees related to activism defense	16,611
Plus: Cash dividend from equity investments for return on capital	6,035
Plus: Cash reimbursements from spectrum repacking	5,774
Plus: Net income attributable to redeemable noncontrolling interest	2,176
Plus: Reimbursement from Company-owned life insurance policies	1,456
Plus: Equity loss in unconsolidated investments, net	11,948
Less: Spectrum repacking reimbursements and other, net	(2,051)
Less: Other non-operating items, net	(6,830)
Less: Syndicated programming payments	(146,021)
Less: Income tax payments, net of refunds	(348,387)
Less: Pension contributions	(10,250)
Less: Interest payments	(364,287)
Less: Purchases of property and equipment	(113,519)
Free cash flow (non-GAAP basis)	$1,419,462

Revenue	$6,290,783
Free cash flow as a % of revenue	22.6%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Sept. 30,
	2022	2021
Operating expenses (GAAP basis)	$570,853	$545,137
Less: Special items [1,2]	(3,542)	(504)
Operating expenses (non-GAAP basis)	567,311	544,633
Less: Premion expenses	(55,996)	(40,908)
Operating expenses, less Premion (non-GAAP basis)	$511,315	$503,725
Less: Programming expenses	(240,912)	(229,074)
Operating expenses, less Premion and programming (non-GAAP basis)	$270,403	$274,651

1 Q3 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).

2 Q3 2021 special items include reimbursements from the FCC for required spectrum repacking and the write off of certain fixed assets (see Table 2).